UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) September 4, 2003

                          CONSOLIDATED CAPITAL GROWTH FUND
               (Exact name of registrant as specified in its charter)


              California               0-8639                 94-2382571
      (State or other jurisdiction  (Commission            (I.R.S. Employer
           of incorporation)        File Number)        Identification Number)


                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                                 (864) 239-1000
                         (Registrant's telephone number)


Item 2.     Acquisition or Disposition of Assets.

On September 4, 2003, the Registrant sold one of its investment properties, Doral Springs Apartments, located in Miami, Florida. The Registrant sold Doral Springs Apartments to Fairfield Doral Springs, LLC, an unrelated party, for $22,800,000. The sale price was determined based on the fair market value of the investment property.

In accordance with the Limited Partnership Agreement of the Registrant, the Registrant's general partner is evaluating the cash requirements of the Registrant to determine whether any portion of the net proceeds will be distributed to the Registrant's partners.

Item 7.     Financial Statements and Exhibits.

(b) Pro forma financial information.

The following unaudited pro forma consolidated balance sheet and statements of operations reflect the operations of the Registrant as if Doral Springs Apartments had been sold on January 1, 2002.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have resulted had the sale been consummated on the date indicated, nor do they represent a forecast thereof at any future date or for any future period. This pro forma information should be read in conjunction with the Registrant's 2002 Annual Report on Form 10-KSB.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                   (Unaudited)
                                 (in thousands)

                                  June 30, 2003


All other assets                                                    $   880
Investment properties, net                                            4,858

      Total Assets                                                  $ 5,738


All other liabilities                                               $   711
Mortgage  notes payable                                              12,240
Partners' deficit                                                    (7,213)

      Total Liabilities and Equity                                  $ 5,738


                  PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                      (in thousands, except per unit data)

                                                    Six Months
                                                      Ended        Year Ended
                                                     June 30,     December 31,
                                                       2003           2002

Total revenues                                       $ 1,653        $ 3,774
Total expenses                                         2,111          4,074

Net loss                                             $  (458)       $  (300)

Net loss per limited partnership unit                $ (9.22)       $ (6.04)


(c) Exhibits.

The following exhibits are filed with this report (1):

10.38 Purchase and Sale Contract between Registrant and FF Realty, LLC, dated June 6, 2003.

10.39 Reinstatement and Amendment to Purchase and Sale Contract between Registrant and FF Realty, LLC dated July 11, 2003.

10.40 Second Amendment to Purchase and Sale Contract between Registrant and FF Realty, LLC dated August 15, 2003.

10.41       Escrow Agreement between Registrant and FF Realty, LLC dated June 6,
            2003.

10.42 Assignment and Assumption of Real Estate Sales Agreement between FF Realty, LLC and Fairfield Doral Springs, LLC dated August 22, 2003.

(1) Schedules and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    CONSOLIDATED CAPITAL GROWTH FUND


                                    By:   ConCap Equities, Inc.
                                          Its General Partner


                                    By:   /s/Patrick J. Foye
                                          Patrick J. Foye
                                          Executive Vice President


                                    Date: September 18, 2003

                                                                  Exhibit 10.38

                           PURCHASE AND SALE CONTRACT

                                     BETWEEN

                        CONSOLIDATED CAPITAL GROWTH FUND,

                        a California limited partnership

                                    AS SELLER

                                       AND

                                 FF REALTY LLC,

                      a Delaware limited liability company

                                  AS PURCHASER

                                 (Doral Springs)

                           PURCHASE AND SALE CONTRACT

      THIS PURCHASE AND SALE CONTRACT ("Purchase Contract" or the "Agreement") is entered into as of the 6th day of June, 2003 (the "Effective Date") by and between CONSOLIDATED CAPITAL GROWTH FUND, a California limited partnership, having a principal address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 ("Seller") and FF REALTY LLC, a Delaware limited liability company, having a principal address at 5510 Morehouse Drive, Suite 200, San Diego, California 92121 ("Purchaser").

      NOW, THEREFORE WITNESSETH: That for and in consideration of mutual covenants and agreements hereinafter set forth, Seller and Purchaser hereby agree as follows:

                                    RECITALS

      R-1. Seller holds legal title to the real estate located in Miami-Dade County, Florida, as more particularly described in Exhibit A attached hereto and made a part hereof. Improvements have been constructed on the property described in this Recital.

      R-2. Purchaser desires to purchase and Seller has agreed to sell such land, improvements and certain associated property, defined below as the "Property" on the terms and conditions set forth below, (which terms and conditions shall control in the event of any conflict with these Recitals), such that on the Closing Date (as hereinafter defined) the Property will be conveyed by special warranty deed to Purchaser.

      R-3. Purchaser has agreed to pay to Seller the Purchase Price for the Property, and Seller has agreed to sell the Property to Purchaser, on the terms and conditions set forth below.

      R-4. Purchaser intends to make investigations regarding the Property, and Purchaser's intended uses of each of the Property as Purchaser deems necessary and desirable.
ARTICLE 1
                                  DEFINED TERMS

1.1 Unless otherwise defined herein, terms with initial capital letters in this Purchase Contract shall have the meanings set forth in this ARTICLE 1 below.

1.1.1 "Business Day" means any day other than a Saturday or Sunday or Federal holiday or legal holiday in the State of Florida.

1.1.2 "Closing" means the consummation of the purchase and sale and related transactions contemplated by this Purchase Contract in accordance with the terms and conditions of this Purchase Contract.

1.1.3 "Closing Date" means the date on which date the Closing of the conveyance of the Property is required to be held under the terms and conditions of this Purchase Contract and on which date full payment of the Purchase Price for the Property shall have been paid to and received by Seller in immediately available U.S. funds.

1.1.4 "Excluded Permits" means those Permits which, under applicable law, are nontransferable and such other Permits as may be designated as Excluded Permits on Exhibit 1.1.5, if any, attached hereto.

1.1.5 Intentionally Omitted.

1.1.6 "Fixtures and Tangible Personal Property" means all fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances and all other articles of tangible personal property. The term "Fixtures and Tangible Personal Property" does not include (i) equipment leased by Seller and the interest of Seller in any equipment provided to the Property for use, but not owned or leased, by Seller, or (ii) property owned or leased by Tenants and guests, employees or other persons furnishing goods or services to the Property, or
(iii) property and equipment owned by Seller, which in the ordinary course of business of the Property is not used exclusively for the business, operation or management of the Property or (iv) the property and equipment, if any, expressly identified in Exhibit 1.1.7.

1.1.7 "Improvements" means all buildings and improvements, located on the Land taken "as is".

1.1.8 "Land" means all of those certain tracts of land located in the State of Florida described on Exhibit "A" attached hereto, and all rights, privileges and appurtenances pertaining thereto.

1.1.9 "Lease(s)" means the interest of Seller in and to all leases, subleases and other occupancy agreements, whether or not of record, which provide for the use or occupancy of space or facilities on or relating to the Property and which are in force as of the Effective Date for the Property.

1.1.10 "Lender Fees" means all fees and expenses (including, without limitation, all prepayment penalties and pay-off fees) imposed or charged by Lender or its counsel in connection with the repayment of the loan secured by the existing lien on the Property, and, to the extent that such loan repayment occurs on a date other than as permitted under the loan documents, any amounts of interest charged by such lender for the period from the Closing Date to the permitted prepayment date, the amount of the Lender Fees to be determined as of the Closing Date.

1.1.11 "Miscellaneous Property Assets" means all contract rights, leases, concessions, warranties, plans, drawings and other items of intangible personal property relating to the ownership or operation of the Property and owned by Seller, excluding, however, (i) receivables, (ii) Property Contracts,
(iii) Leases, (iv) Permits, (v) cash or other funds, whether in petty cash or house "banks," or on deposit in bank accounts or in transit for deposit, (vi) refunds, rebates or other claims, or any interest thereon, for periods or events occurring prior to the Closing Date, (vii) utility and similar deposits, or
(viii) insurance or other prepaid items or (ix) Seller's proprietary books and records, except to the extent that Seller receives a credit on the closing statement for any such item. The term "Miscellaneous Property Assets shall also include the following, but only to the extent owned by Seller and in Seller's possession: site plans, surveys, soil and substrata studies, architectural renderings, plans and specifications, engineering plans and studies, floor plans, tenant data sheets, landscape plans and other plans or studies of any kind, if any, which relate to the Land and or the Improvements or the Fixtures and Tangible Personal Property. The term "Miscellaneous Property Assets" shall also include all of Seller's rights, if any, in and to the name "Doral Springs".

1.1.12 "Permits" means all licenses and permits granted by governmental authorities having jurisdiction over the Property in respect of the matter to which the applicable license or permit applies and owned by Seller and used in or relating to the ownership, occupancy or operation of the Property or any part thereof not subject to a Lease.

1.1.13 "Permitted Exceptions" means those exceptions or conditions permitted to encumber the title to the Property in accordance with the provisions of Section 6.2.

1.1.14 "Property" means the Land and Improvements and all rights of Seller relating to the Land and the Improvements, including without limitation, any rights, title and interest of Seller, if any, in and to (i) any strips and gores adjacent to the Land and any land lying in the bed of any street, road, or avenue opened or proposed, in front of or adjoining the Land, to the center line thereof; (ii) any unpaid award for any taking by condemnation or any damage to the Property by reason of a change of grade of any street or highway; (iii) all of the easements, rights, privileges, and appurtenances belonging or in any way appertaining to the Property; together with all Fixtures and Tangible Personal Property, the right, if any and only to the extent transferable, of Seller in and to Property Contracts and Leases, Permits other than Excluded Permits and the Miscellaneous Property Assets owned by Seller which are located on the Property and used in its operation.

1.1.15 "Property Contracts" means all purchase orders, maintenance, service, or utility contracts and similar contracts, which relate to the ownership, maintenance, construction or repair and/or operation of the Property and which are not cancelable on 30 days' or shorter Notice, except Leases.

1.1.16 "Purchase Contract" means this Purchase and Sale Contract by and between Seller and Purchaser.

1.1.17 "Purchase Price" means the total consideration to be paid by Purchaser to Seller for the purchase of the Property.

1.1.18 "Survey" shall have the meaning ascribed thereto in Section 6.12.

1.1.19 "Tenant" means any person or entity entitled to occupy any portion of the Property under a Lease.

1.1.20 "Title Commitment" or "Title Commitments" shall have the meaning ascribed thereto in Section 6.1.

1.1.21 "Title Insurer" shall have the meaning set forth in Section 6.1.

                                   ARTICLE 2
                          PURCHASE AND SALE OF PROPERTY

2.1 Seller agrees to sell and convey the Property to Purchaser and Purchaser agrees to purchase the Property from Seller, in accordance with the terms and conditions set forth in this Purchase Contract.

                                   ARTICLE 3
                            PURCHASE PRICE & DEPOSIT

3.1 The total purchase price ("Purchase Price") for the Property shall be Twenty-Two Million Nine Hundred Thousand and No/100 Dollars ($22,900,000.00), reduced by the amount of the Lender's Fees, which shall be paid by Purchaser, as follows:

3.1.1 On the date hereof, Purchaser shall deliver to STEWART TITLE GUARANTY COMPANY ("Escrow Agent" or the "Title Insurer") a deposit in the sum of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00), in cash, (such sum being hereinafter referred to and held as the "Initial Deposit"). A portion of the Initial Deposit in the amount of One Hundred Thousand and No/100 Dollars ($100,000.00) (the "Non-Refundable Amount") shall become immediately non-refundable upon delivery to Escrow Agent other than upon the occurrence of a Refundable Event (as hereinafter defined). As used herein, the term "Refundable Event" shall mean (a) Seller is unable to provide clear, insurable title to the Property satisfactory to Purchaser and its lender in its reasonable discretion,
(b) the Phase I environmental study of the Property ordered by Purchaser reflects a condition on the Property that is unacceptable to Purchaser in its reasonable discretion, (c) Seller defaults (after expiration of any applicable notice and/or cure periods) in failing to close this transaction as required hereunder, (d) Purchaser terminates this Purchase Contract as permitted and pursuant to Section 13.1 (major casualty), or Section 15.1 (condemnation), (e) the transaction contemplated by this Purchase Contract does not close because a condition precedent to Purchaser's obligation to close under Section 9.1 has not been satisfied (after expiration of any applicable notice or cure periods), or
(f) the transaction contemplated by this Purchase Contract does not close because Seller is unable to obtain any necessary partner consents required pursuant to Section 9.2.5 hereunder. Purchaser shall also deliver a quitclaim deed to the Escrow Agent in the form attached as Exhibit 3.1.1. Purchaser and Seller each approve the form of Escrow Agreement attached as Exhibit B.

3.1.2 At or before 5:00 p.m. Eastern time on the date of expiration of the Feasibility Period, provided Purchaser has not terminated this Purchase Contract pursuant to Section 5.2 below, Purchaser shall deliver to Escrow Agent an additional deposit in the sum of One Hundred Fifty Thousand and no/100 Dollars ($150,000.00), in cash (such sum being hereinafter referred to as the "Additional Deposit").

3.1.3 The Escrow Agent shall hold the Initial Deposit and the Additional Deposit (collectively, to the extent paid, the "Deposit") and make delivery of the Deposit to the party entitled thereto under the terms hereof. Escrow Agent shall invest the Deposit in such short-term, high-grade securities, interest-bearing bank accounts, money market funds or accounts, bank certificates of deposit or bank repurchase agreements as Escrow Agent, in its discretion, deems suitable, (provided that Escrow Agent shall invest the Deposit as directed by Purchaser and consented to by Seller (which consent shall not be unreasonably withheld, conditioned or delayed) should Purchaser determine to issue such investment instructions to the Escrow Agent) and all interest and income thereon shall become part of the Deposit and shall be remitted to the party entitled to the Deposit, as set forth below.

3.1.4 If the sale of the Property is closed by the date fixed therefor (or any extension date provided for herein), monies held as the Deposit shall be applied to the Purchase Price on the Closing Date.

3.1.5 If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to a default by Seller, Purchaser shall be entitled to the remedies set forth in ARTICLE 12 hereof. If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to a default by Purchaser, the Deposit shall be forfeited by Purchaser and the sum thereof shall go to Seller forthwith as liquidated damages for the lost opportunity costs and transaction expenses incurred by Seller, as more fully set forth in ARTICLE 12 below.

                                    ARTICLE 4
                                    FINANCING

4.1 Purchaser assumes full responsibility to expeditiously and diligently initiate and pursue all steps necessary to obtain the funds required for settlement, and Purchaser's acquisition of such funds shall not be a contingency to the Closing.

                                   ARTICLE 5
                               FEASIBILITY PERIOD

5.1 Subject to the terms of Section 5.3 below, for the period commencing on the date hereof and ending thirty (30) calendar days thereafter (the "Feasibility Period"), Purchaser, and its agents, contractors, engineers, surveyors, attorneys, and employees ("Consultants") shall have the right from time to time to enter onto the Property:

5.1.1 To conduct and make any and all customary studies, tests, examinations and inspections, or investigations of or concerning the Property (including without limitation, engineering and feasibility studies, evaluation of drainage and flood plain, soil tests for bearing capacity and percolation and surveys, including topographical surveys).

5.1.2 To confirm any and all matters which Purchaser may reasonably desire to confirm with respect to the Property.

5.1.3 To  ascertain  and  confirm  the
suitability of the property for Purchaser's intended use of the Property.

5.1.4 To review all Materials (as hereinafter defined) other than Seller's proprietary information, including, Materials held by the Property Manager and the Regional Property Manager (as defined in Section 8.1.4 of this Purchase Contract).

5.2  Purchaser  shall  have the  right to  terminate  this  Purchase
Contract for any reason, or no reason, on or before 5:00 p.m. Eastern time on the date of expiration of the Feasibility Period. Unless Purchaser delivers written Notice to Seller and Escrow Agent waiving its contingencies under Articles 5 and 6 on or before 5:00 p.m. Eastern time on the date of expiration of the Feasibility Period, this Purchase Contract shall terminate and be of no further force and effect, subject to and except for Purchaser's liability under
Section 5.3, and Escrow Agent shall forthwith deliver the Quitclaim Deed of all of Purchaser's right and interest in the Property to Seller, and then promptly return the Deposit (less the Non-Refundable Amount unless a Refundable Event has occurred) to Purchaser. If Purchaser delivers such written Notice of waiver prior to the end of the Feasibility Period in strict accordance with the Notice provisions of this Purchase Contract, this Purchase Contract shall remain in full force and effect and Purchaser's obligation to purchase the Property shall be non-contingent and unconditional except only for satisfaction of the conditions expressly stated in ARTICLE 5 and ARTICLE 9.

5.3 Purchaser shall indemnify and hold Seller harmless for any actions taken by Purchaser and its Consultants on the Property. Purchaser shall indemnify, defend (with attorneys selected by Seller) and hold Seller harmless from any and all actual claims, damages, costs and liability which may arise due to such entries, surveys, tests, investigations and the like; provided, however, that the foregoing indemnification obligation shall not include any claims for (a) diminution in value arising out of Purchaser's discovery of any pre-existing hazardous condition on the Property but only to the extent such condition is not exacerbated by Purchaser, or (b) any losses arising out of the gross negligence or willful misconduct of Seller. Seller shall have the right, without limitation, to disapprove any and all entries, surveys, tests, investigations and the like that in their reasonable judgment could result in any injury to the Property which could not reasonably be repaired within a reasonable time, or breach of any agreement, or expose Seller to any liability, costs, liens or violations of applicable law, or otherwise adversely affect the Property or Seller's interest therein (as reasonably determined by Seller). No consent by the Seller to any such activity shall be deemed to constitute a waiver by Seller or assumption of liability or risk by Seller. Purchaser hereby agrees to restore the Property to the same condition existing immediately prior to Purchaser's exercise of its rights pursuant to this ARTICLE 5 at Purchaser's sole cost and expense. Purchaser shall maintain casualty insurance and comprehensive public liability insurance with coverages of not less than $1,000,000.00 for injury or death to any one person and $3,000,000.00 for injury or death to more than one person and $500,000.00 with respect to property damage, by water or otherwise. The provisions of this Section shall survive the Closing or termination of this Purchase Contract.

5.4 Purchaser shall not permit any mechanic's or materialmen's liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any studies or tests conducted by or for Purchaser. Purchaser shall give notice to Seller a reasonable time prior to entry onto the Property, shall deliver proof of insurance coverage required above to Seller and shall permit Seller to have a representative present during all investigations and inspections conducted with respect to the Property. Purchaser shall take all reasonable actions and implement all protections necessary to ensure that all actions taken in connection with the investigations and inspections of the Property, and all equipment, materials and substances generated, used or brought onto the Property pose no material threat to the safety of persons or the environment and cause no damage to the Property or other property of Seller or other persons. All information made available by Seller to Purchaser in accordance with this Purchase Contract or obtained by Purchaser in the course of its investigations shall be treated as confidential information by Purchaser, and, prior to the purchase of the Property by Purchaser, Purchaser shall use its best efforts to prevent its Consultants, agents and employees from divulging such information to any unrelated third parties except as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Purchase Contract, including Purchaser's attorneys and representatives, prospective lenders and investors and their attorneys, and engineers.

5.5 Seller shall deliver to Purchaser within ten (10) calendar days from the Effective Date copies of all leases, contracts, engineering studies, surveys and other materials (the "Materials") in Seller's possession or control relating to the Property (other than proprietary information of Seller). If the sale of the Property is not closed by the date fixed therefor, Purchaser shall, within five
(5) calendar days, return all such Materials to Seller. During the Feasibility Period, Seller and Purchaser shall jointly prepare a list of the personal property intended to be conveyed to Purchaser at the Closing.

                                   ARTICLE 6
                                     TITLE

6.1 Seller shall promptly obtain from Stewart Title Guaranty Company, 1980 Post Oak Boulevard, Suite 610, Houston, Texas 77056, Attention: Ms. Wendy Howell, Facsimile (713) 552-1703 (the "Title Insurer") a preliminary title report or commitment (the "Title Commitment") to issue an Owner's Policy of Title Insurance (the "Title Policy") insuring Purchaser's title to the Property to be good and indefeasible in the amount of the Purchase Price, subject only to the Permitted Exceptions (described below) and other liens and encumbrances not constituting objections to title in accordance herewith. A copy of the Title Commitment and the documents of record reflected therein and Seller's existing survey shall be furnished to the Purchaser and attorney for Seller. On or before the expiration of the Feasibility Period, Purchaser shall give written notice (the "Objection Notice") to the attorneys for Seller of any conditions of title which Purchaser is not obligated to take the Property subject to pursuant to the provisions of this Agreement (the "Objections") separately specifying and setting forth each of such Objections. Seller shall be entitled to reasonable adjournments of the Closing Date to cure the Objections. If Purchaser gives Seller an Objection Notice within the period set forth above, then all matters disclosed on the Title Commitment which are not objected to in such Objection Notice shall be deemed to be Permitted Exceptions. If Purchaser fails to give Seller an Objection Notice within the period set forth above, then all matters disclosed on the Title Commitment shall be deemed to be Permitted Exceptions.

6.2 If Seller gives Purchaser notice (the "Response Notice") that Seller is unable or unwilling to convey title to the Property as required by this Purchase Agreement, Purchaser may, as its exclusive remedy, elect by written notice given to Seller within five (5) days after the Response Notice is given, either (a) to accept such title as Seller is able to convey without any reduction or abatement of the Purchase Price, or (b) to terminate this Purchase Contract in which event the Deposit shall be returned to Purchaser. If Purchaser fails to give notice of its election to terminate this Agreement within such five (5) day period, Purchaser shall be deemed to have waived said objections and to have elected to proceed to close the transactions contemplated by this Purchase Contract.

6.3 The existence of liens or encumbrances other than the Permitted Exceptions or those which are permitted by this Purchase Contract shall be deemed to be Permitted Exceptions if the Title Insurer will insure Purchaser's title clear of the matter or will insure against the enforcement of such matter out of the Property, and such lien or encumbrance would not adversely affect Purchaser's rights in the Property (as reasonably determined by Purchaser). Unpaid liens for real estate and personal property taxes for years prior to the fiscal year in which the Closing Date occurs and any other matter which Seller is obligated to pay and discharge at the Closing shall not be deemed objections to title, but the amount thereof chargeable to Seller, plus interest and penalties thereon, if any, shall be deducted from the Purchase Price on the Closing Date and paid to the Title Insurer for the payment of such matters; provided, however, Purchaser shall be responsible for paying the Lender Fees (subject to reduction of the Purchase Price in accordance with Section 3.1).

6.4   Intentionally Deleted.

6.5   Intentionally Deleted.

6.6 Seller covenants that it will not voluntarily create or cause any lien or encumbrance to attach to the Property between the date of this Purchase Contract and the Closing Date (other than Leases in the ordinary course of business which shall not exceed a term of six (6) months, and Property Contracts in the ordinary course of business which can be terminated on thirty (30) days or less notice without penalty); any such monetary lien or encumbrance so attaching by voluntary act of Seller (hereinafter, a "Voluntary Intervening Lien") shall be discharged by the Seller at or prior to Closing on the Closing Date or any postponed Closing Date. Except as expressly provided above, Seller shall not be required to undertake efforts to remove any other lien, encumbrance, security interest, exception, objection or other matter, to make any expenditure of money or institute litigation or any other judicial or administrative proceeding and Seller may elect not to discharge the same; provided, however, if any lien or encumbrance (other than a Voluntary Intervening Lien) attaches to the Property between the date of this Purchase Contract and the Closing Date, Seller shall be required to satisfy or discharge said lien or encumbrance at or prior to the Closing, provided that Seller shall not be required to expend more than $250,000 in connection with such satisfaction or discharge. If any new exception to title arises after the expiration of the Feasibility Period which Purchaser disapproves within five (5) days after notice thereof, and Seller does not elect to cure, or if the amount required to satisfy or discharge any Voluntary Intervening Lien exceeds $250,000, Purchaser shall have the option of either (a) with respect to any such Voluntary Intervening Lien paying the excess amount over $250,000 required to satisfy or discharge such lien, and proceeding to the Closing, and with respect to any other encumbrance, accept such title as Seller is willing to convey without any reduction or abatement of the Purchase Price or
(b) terminating this Purchase Contract, in which case, the Deposit shall be returned and refunded to Purchaser and neither party shall have any further liability hereunder, subject to and except for Purchaser's liability under
Section 5.3 of this Purchase Contract. Seller shall have no option to terminate this Purchase Contract if Purchaser has elected to pay the amount in excess of $250,000 to satisfy or discharge such lien or encumbrance.

6.7  Purchaser at
Purchaser's sole cost and expense, may cause to be prepared a survey for the Property ("Survey") to be delivered to Purchaser and Seller within the Feasibility Period. The Survey (i) shall be in a form, and shall be certified as of a date satisfactory to Title Insurer to enable Title Insurer to delete standard survey exceptions from the title insurance policy to be issued pursuant to the Title Commitments, except for any Permitted Exceptions; (ii) shall contain a perimeter legal description of the Property which may be used in the special warranty deed or equivalent deed; and (iii) shall be certified to Purchaser, Purchaser's lender, Seller and Title Insurer as being true and correct. In the event the perimeter legal description of the Property contained in the Survey differs from that contained in the deed or deeds by which Seller took title to the Property, the latter description shall be used in the special warranty deed delivered to Purchaser at Closing, and the Survey legal shall be used in a quitclaim deed to the Property which also shall be delivered to Purchaser at Closing. Purchaser, at Purchaser's sole cost and expense, may also cause to be prepared an environmental report for the Property ("Environmental Report").

6.7.1 Should such Survey disclose conditions that give rise to a title exception other than a Permitted Exception, Purchaser shall have the right to object thereto within the Feasibility Period in accordance with the procedures set forth in ARTICLE 5 above.

                                   ARTICLE 7
                                    CLOSING

7.1 Dates,  Places Of Closing,  Prorations,  Delinquent  Rent and Closing Costs.

7.1.1 The Closing shall occur thirty (30) calendar days after the expiration of the Feasibility Period. The closing shall occur through an escrow with Escrow Agent, whereby the Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means. Notwithstanding the foregoing to the contrary, Purchaser shall have the option, by delivering written notice to Seller on or before July 21, 2003, to cause the Closing to occur on July 31, 2003 ("Purchaser's Option"). In the event that Purchaser does not exercise Purchaser's Option, Seller shall have the option, by delivering written notice to Purchaser on or before July 23, 2003, to extend the Closing Date to August 29, 2003 ("Seller's Extension Option"), in connection with the payoff requirements of the loan secured by the lien on the Property.

7.1.2 The Closing Date may be extended without penalty at the option of Seller to a date not later than thirty (30) days following the Closing Date specified above to satisfy a condition to be satisfied by Seller, or such later date as is mutually acceptable to Seller and Purchaser; provided that Seller gives Purchaser at least fifteen (15) days prior notice of the exercise of such option.

7.1.3 All normal and customarily proratable items, including, without limitation, Rents (as defined below), operating expenses, personal property taxes, other operating expenses and fees, shall be prorated as of the Closing Date, Seller being charged or credited, as appropriate, for all of same attributable to the period up to the Closing Date (and credited for any amounts paid by Seller attributable to the period on or after the Closing Date, if assumed by Purchaser) and Purchaser being responsible for, and credited or charged, as the case may be, for all of same attributable to the period on and after the Closing Date. All unapplied deposits under Tenant leases, if any, shall be transferred by Seller to Purchaser at the Closing. Purchaser shall assume at Closing the obligations under the Property Contracts which Purchaser has agreed to assume, provided that any payments under the Property Contracts being assumed by Purchaser have been prorated. Seller shall terminate any Property Contract which is not being assumed by Purchaser provided Purchaser gives Seller at least 30 days written notice prior to the Closing Date that Purchaser does not intend to assume such Property Contract and such Property Contract can be terminated by Seller within 30 days without penalty or cost to Seller. Seller shall have no obligation to terminate any contract which cannot be terminated without penalty or cost to Seller on 30 days or shorter notice (and if this Purchase Contract is not terminated by Purchaser prior to the expiration of the Feasibility Period, Purchaser shall be deemed to have agreed to assume any such property contract as of the Closing). Any real estate ad valorem or similar taxes for the Property, or any installment of assessments payable in installments which installment is payable in the fiscal year of Closing, shall be prorated to the date of Closing, based upon actual days involved. The proration of real property taxes or installments of assessments shall be based upon the assessed valuation and tax rate figures for the year in which the Closing occurs to the extent the same are available using the maximum allowable discount; provided, that in the event that actual figures (whether for the assessed value of the Property or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year using the maximum allowable discount. The provisions of this Section 7.1.3 shall apply during the Proration Period (as defined below). Rents and all related charges shall be prorated based on actual collections as of the Closing Date.

7.1.4 If any of the items subject to proration hereunder cannot be prorated at the Closing because the information necessary to compute such proration is unavailable, or if any errors or omissions in computing prorations at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed, which obligation shall survive the Closing for a period (the "Proration Period") from the Closing Date until one (1) year after the Closing Date. Neither party hereto shall have the right to require a recomputation of a Closing proration or a correction of an error or omission in a Closing proration unless within the Proration Period one of the parties hereto (i) has obtained the previously unavailable information or has discovered the error or omission, and (ii) has given Notice thereof to the other party together with a copy of its good faith recomputation of the proration and copies of all substantiating information used in such recomputation. The failure of a party to obtain any previously unavailable information or discover an error or omission with respect to an item subject to proration hereunder and to give Notice thereof as provided above within the Proration Period shall be deemed a waiver of its right to cause a recomputation or a correction of an error or omission with respect to such item after the Closing Date.

7.1.5 If on the Closing Date any Tenant is in arrears in any Rent payment under any Tenant lease (the "Delinquent Rent"), any Delinquent Rent received by Purchaser and Seller from such Tenant after the Closing shall be applied to amounts due and payable by such Tenant during the following periods in the following order of priority: (i) first, to the period of time after the Closing Date, and (ii) second, to the period of time before the Closing Date. If Delinquent Rent or any portion thereof received by Seller or Purchaser after the Closing are due and payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees and costs and expenses expended in connection with the collection thereof, shall be promptly paid to the other party. Any monies received by Seller after closing shall be forwarded to Purchaser for disbursement in accordance with the order of payment provided herein above. After the Closing, Seller shall continue to have the right, but not the obligation, in its own name, to demand payment of and to collect Delinquent Rent owed to Seller by any Tenant, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any Tenant (provided, that Seller shall not commence any legal actions or proceedings against any Tenant which continues as a Tenant at the Property after Closing without the prior consent of Purchaser, which will not be unreasonably withheld or delayed), and the delivery of the Assignment as defined in Section 7.2.1.3 shall not constitute a waiver by Seller of such right. Purchaser agrees to cooperate with Seller at no cost, expense or liability to Purchaser in connection with all efforts by Seller to collect such Delinquent Rent and to take all steps, whether before or after the Closing Date, as may be necessary to carry out the intention of the foregoing, including, without  limitation,  the  delivery  to  Seller,  within  seven (7) days after a written request, of any relevant books and records (including, without limitation, rent statements, receipted bills and copies of tenant checks used in payment of such rent), the execution of any and all consents or other documents, and the undertaking of any act reasonably necessary for the collection of such Delinquent Rent by Seller; provided, however, that Purchaser's obligation to cooperate with Seller pursuant to this sentence shall not obligate Purchaser to terminate any Tenant lease with an existing Tenant or evict any existing Tenant from the Property. The provisions of this Section 7.1.5 shall apply during the Proration Period.

7.1.6 Seller shall pay the cost of all transfer taxes and recordation taxes (e.g., excise stamp taxes) and Purchaser shall pay the cost of all recording costs and mortgage taxes with respect to the Closing. Seller and Purchaser shall share equally in the costs of the Escrow Agent for escrow fees. Purchaser agrees to pay the cost of the Title Policy, and the cost of any lender's or other title policy required by Purchaser or its lender.

7.2   Items To Be Delivered Prior To Or At Closing.

7.2.1 Seller. At Closing, Seller shall deliver to Purchaser, each of the following items, as applicable:

7.2.1.1  Special  Warranty  Deed in the form
attached as Exhibit  7.2.1.1 and, if applicable a quitclaim deed as set forth in
Section 6.7 hereof, to Purchaser. The acceptance of such deed at Closing and the delivery day of other documents to be delivered under this Section 7.2.1, shall be deemed to be full performance of, and discharge of, every agreement and obligation on Seller's part to be performed under this Purchase Contract, except for those that this Purchase Contract specifically provides shall survive Closing.

7.2.1.2 A Bill of Sale in the form attached as Exhibit 7.2.1.2 covering all Property Contracts, Leases, Permits (other than Excluded Permits) and Fixtures and Tangible Personal Property required to be transferred to Purchaser with respect to such Property. Purchaser shall countersign the same so as to effect an assumption by Purchaser of, among other things, Seller's obligations thereunder.

7.2.1.3 An Assignment (to the extent assignable and in force and effect) in the form attached as Exhibit 7.2.1.3 of all of Seller's right, title and interest in and to the Miscellaneous Property Assets, subject to any required consents. Purchaser shall countersign the same so as to effect an assumption by Purchaser, including, without limitation, of Seller's obligations thereunder.

7.2.1.4 A closing statement executed by Seller.

7.2.1.5 An affidavit or at Seller's option an indemnity, as applicable, in the customary form reasonably acceptable to Seller to enable Title Insurer to delete the standard exceptions to the title insurance policy set forth in this Purchase Contract (other than matters constituting any Permitted Exceptions and matters which are to be completed or performed post-Closing) to be issued pursuant to the Title Commitment; provided that such affidavit does not subject Seller to any greater liability, or impose any additional obligations, other than as set forth in this Purchase Contract; and

7.2.1.6 A certification of Seller's non-foreign status pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended.

7.2.1.7 Except for the items expressly listed above to be delivered at Closing, delivery of any other required items shall be deemed made by Seller to Purchaser, if Seller leaves such documents at the Property in their customary place of storage or in the custody of Purchaser's representatives.

7.2.1.8     Intentionally Omitted.

7.2.1.9 A list certified to the best of Seller's knowledge, disclosing any known current pending and/or threatened litigation affecting the Property.

7.2.1.10 Evidence that the management agreement for Seller's manager has been terminated.

7.2.1.11 A rent roll for the Property certified by Seller (the "Rent Roll"), but limited to Seller's knowledge, listing the monthly base rent payable, lease expiration date, unapplied security deposit as of the Closing Date, any rent concessions and any options in favor of the tenants.

7.2.1.12   Resolutions,   certificates   of  good   standing,   and  such  other
organizational documents as Title Insurer shall reasonably require evidencing Seller's authority to consummate this transaction.

7.2.1.13 To the extent in Seller's possession or control, originals or copies of the Leases and Property Contracts, lease files, warranties, guaranties, operating manuals, keys to the property, Seller's books and records (other than proprietary information) regarding the Property.

7.2.2 Purchaser. At Closing, Purchaser shall deliver to the Title Company (for disbursement to Seller upon the Closing) the following items with respect to the Property being conveyed at such Closing:

7.2.2.1 The full Purchase Price as required by ARTICLE 3 hereof plus or minus the adjustments or prorations required by this Purchase Contract. If at Closing there are any liens or encumbrances on the Property that Seller is obligated or elects to pay and discharge, Seller may use any portion of the Purchase Price for the Property(s) to satisfy the same, provided that Seller shall have delivered to Title Company, on such Closing instruments in recordable form sufficient to satisfy such liens and encumbrances of record (or, as to any mortgages or deeds of trust, appropriate payoff letters, acceptable to the Title Insurer), together with the cost of recording or filing such instruments. The existence of any such liens or encumbrances shall not be deemed objections to title if Seller shall comply with the foregoing requirements.

7.2.2.2     A closing statement executed by Purchaser.

7.2.2.3 A countersigned  counterpart of the Bill of Sale in the form attached as
Exhibit 7.2.1.2.

7.2.2.4 A  countersigned  counterpart  of the Assignment in the form attached as
Exhibit 7.2.1.3.

7.2.2.5 Such other instruments, documents or certificates as are required to be delivered by Purchaser to Seller in accordance with any of the other provisions of this Purchase Contract.

                                   ARTICLE 8
                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                             OF SELLER AND PURCHASER

8.1   Representations, Warranties and Covenants Of Seller.

8.1.1 For the purpose of inducing Purchaser to enter into this Purchase Contract and to consummate the sale and purchase of the Property in accordance herewith, Seller represents and warrants to Purchaser the following as of the Effective Date and as of the Closing Date:

8.1.1.1 Seller is lawfully and duly organized, and in good standing under the laws of the state of its formation set forth in the initial paragraph of this Purchase Contract; and has or at the Closing shall have the power and authority to sell and convey the Property and to execute the documents to be executed by Seller and prior to the Closing will have taken as applicable, all corporate, partnership, limited liability company or equivalent entity actions required for the execution and delivery of this Purchase Contract, and the consummation of the transactions contemplated by this Purchase Contract. The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any purchase contract to which Seller is a party or by which Seller is otherwise bound. Seller has not made any other purchase contract for the sale of, or given any other person the right to purchase, all or any part of any of the Property;

8.1.1.2 Seller owns insurable, fee title to the Property, including all real property contained therein required to be sold to Purchaser, subject only to the Permitted Exceptions (provided, however, that if this representation is or becomes untrue, Purchaser's remedies shall be limited to the remedies set forth in Section 6.2 hereof and Seller shall have no other liability as a result thereof, either before or after Closing);

8.1.1.3 There are no adverse or other parties in possession of the Property, except for occupants, guests and tenants under the Leases (provided, however, that if this representation is or becomes untrue, Purchaser's remedies shall be limited to the remedies set forth in Section 6.2 hereof).

8.1.1.4 The joinder of no person or entity other than Seller is necessary to convey the Property, fully and completely, to Purchaser at Closing, or to fulfill Seller's obligations and Seller has all necessary right and authority to convey and assign to Purchaser all contract rights and warranties required to be conveyed and assigned to Purchaser hereunder;

8.1.1.5  Intentionally  Deleted.

8.1.1.6 To Seller's knowledge, there are no actions, proceedings, litigation or governmental investigations or condemnation actions either pending or threatened against the Property, as applicable;

8.1.1.7 Except for a claim for cleaning services rendered, which claim is pending settlement and was previously disclosed in a letter to Purchaser dated June 3, 2003 (and the payment of such claim shall be the sole responsibility of Seller), Seller has no knowledge of any claims for labor performed, materials furnished or services rendered in connection with constructing, improving or repairing any of the Property, as applicable, caused by Seller and which remain unpaid beyond the date for which payment was due and in respect of which liens may or could be filed against any of the Property, as applicable;

8.1.1.8 To Seller's knowledge, Seller has not received any written notice of any proposed taking, condemnation or special assessment with respect to the Property;

8.1.1.9 Except for a notice of violation received by Seller and previously disclosed to Purchaser in a letter dated June 3, 2003 relating to the lift station, for which repairs and testing are scheduled, to Seller's knowledge, Seller has not received any written notice of any uncured violations of any federal, state, county or municipal law, ordinance, order, regulation or requirement affecting the Property, including, without limitation, any environmental violations (Seller agrees to pay for any repairs or testing required by the pending inspection of the lift station and/or provide Purchaser with a credit for same);

8.1.1.10 To Seller's knowledge, Seller has not received any written notice of any default by Seller under any of the Property Contracts that will not be terminated on the Closing Date;

8.1.1.11 Seller agrees to maintain its existing insurance policies covering the Property in full force and effect through the Closing Date, to continue to maintain the Property as Seller has been operating the Property immediately prior to the Effective Date, and to cause any of the units on the Property that are vacant as of five (5) days prior to the Closing Date to be in "rent ready" condition on the Closing Date; provided, however Seller shall not be deemed to be in default for a breach of this representation in Section 8.1.1.11 if Seller cures such breach within five (5) days after notification thereof by Purchaser; and

8.1.1.12  To Seller's
knowledge, all documents relating to the Property that were delivered by Seller to Purchaser in connection with this Purchase Contract, including, without limitation, the Rent Roll, are true, correct and complete in all material respects, and none contain any untrue statement of a material fact or omit to state a material fact.

8.1.2  Except for the  representations  and  warranties
expressly  set forth  above in  Subsection  8.1.1,  the  Property  is  expressly purchased and sold "AS IS," "WHERE IS," and "WITH ALL FAULTS." The Purchase Price and the terms and conditions set forth herein are the result of arm's-length bargaining between entities familiar with transactions of this kind, and said price, terms and conditions reflect the fact that Purchaser shall have the benefit of, and is not relying upon any information provided by Seller or Broker or statements, representations or warranties, express or implied, made by or enforceable directly against Seller or Broker, including, without limitation, any relating to the value of the Property, the physical or environmental condition of the Property, any state, federal, county or local law, ordinance, order or permit; or the suitability, compliance or lack of compliance of the Property with any regulation, or any other attribute or matter of or relating to the Property (other than any covenants of title contained in the deeds conveying the Property and the representations set forth above). Purchaser represents and warrants that as of the date hereof and as of the Closing Date, it has and shall have reviewed and conducted such independent analyses, studies, reports, investigations and inspections as it deems appropriate in connection with the Property. If Seller provides or has provided any documents, summaries, opinions or work product of consultants, surveyors, architects, engineers, title companies, governmental authorities or any other person or entity with respect to the Property, including, without limitation, the offering prepared by Broker, Purchaser and Seller agree that Seller has done so or shall do so only for the convenience of both parties, Purchaser shall not rely thereon and the reliance by Purchaser upon any such documents, summaries, opinions or work product shall not create or give rise to any liability of or against Seller, Seller's partners or affiliates or any of their respective partners, officers, directors, participants, employees, contractors, attorneys, consultants, representatives, agents, successors, assigns or predecessors-in-interest. Purchaser shall rely only upon any title insurance obtained by Purchaser with respect to title to the Property. Except as provided herein, Purchaser acknowledges and agrees that no representation has been made and no responsibility is assumed by Seller with respect to current and future applicable zoning or building code requirements or the compliance of the Property with any other laws, rules, ordinances or regulations, the financial earning capacity or expense history of the Property, the continuation of contracts, continued occupancy levels of the Property, or any part thereof, or the continued occupancy by tenants of any Leases or, without limiting any of the foregoing, occupancy at Closing. Prior to Closing, Seller shall have the right, but not the obligation, to enforce its rights against any and all Property occupants, guests or tenants. Except as otherwise set forth herein, Purchaser agrees that the departure or removal, prior to Closing, of any of such guests, occupants or tenants shall not be the basis for, nor shall it give rise to, any claim on the part of Purchaser, nor shall it affect the obligations of Purchaser under this Purchase Contract in any manner whatsoever; and Purchaser shall close title and accept delivery of the deed with or without such tenants in possession and without any allowance or reduction in the Purchase Price under this Purchase Contract. Purchaser hereby releases Seller from any and all claims and liabilities relating to the foregoing matters, except as provided in Section
8.1.3 below.

8.1.3 Seller agrees that Purchaser shall be entitled to rely on the foregoing representations and warranties made by Seller herein and that Purchaser has so relied. Seller and Purchaser agree that those representations and warranties contained in Section 8.1 shall survive Closing for a period of one (1) year (the "Survival Period"). Seller shall have no liability after the Survival Period with respect to the representations and warranties contained herein except to the extent that Purchaser has filed a lawsuit against Seller during the Survival Period for breach of any representation or warranty. In the event that Seller breaches any representation contained in Section 8.1 and Purchaser had knowledge of such breach prior to the Closing Date, Purchaser shall be deemed to have waived any right of recovery, and Seller shall not have any liability in connection therewith.

8.1.4  Representations  and  warranties
above made to the knowledge of Seller shall not be deemed to imply any duty of inquiry. For purposes of this Purchase Contract, the term Seller's "knowledge" shall mean and refer to only actual knowledge of the Designated Representative (as hereinafter defined) of the Seller and shall not be construed to refer to the knowledge of any other partner, officer, director, agent, employee or representative of the Seller, or any affiliate of the Seller, or to impose upon such Designated Representative any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon such Designated Representative any individual personal liability. As used herein, the term Designated Representative shall refer to Hector Arguelles of Apartment Investment & Management Company ("AIMCO"), as the on-site property manager (the "Property Manager"), and Mack Gipson, the Regional Property Manager handling this Property at AIMCO (the "Regional Property Manager").

8.2 Representations And Warranties Of Purchaser

8.2.1 For the purpose of inducing Seller to enter into this Purchase Contract and to consummate the sale and purchase of the Property in accordance herewith, Purchaser represents and warrants to Seller the following as of the Effective Date and as of the Closing Date:

8.2.2 With respect to Purchaser and its business, Purchaser represents and warrants, in particular, that:

8.2.2.1 Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware.

8.2.2.2 Purchaser, acting through any of its or their duly empowered and authorized officers or members, has all necessary power and authority to own and use its properties and to transact the business in which it is engaged, and has full power and authority to enter into this Purchase Contract, to execute and deliver the documents and instruments required of Purchaser herein, and to perform its obligations hereunder; and no consent of any of Purchaser's officers or members are required to so empower or authorize Purchaser.

8.2.2.3 No pending or, to the knowledge of Purchaser, threatened litigation exists which if determined adversely would restrain the consummation of the transactions contemplated by this Purchase Contract or would declare illegal, invalid or non-binding any of Purchaser's obligations or covenants to Seller.

8.2.2.4 Purchaser is duly authorized to execute and deliver, acting through its duly empowered and authorized officers and members, respectively, and perform this Purchase Contract and all documents and instruments and transactions contemplated hereby or incidental hereto, and such execution, delivery and performance by Purchaser does not (i) violate any of the provisions of their respective certificates of formation or bylaws, (ii) violate any provision of any law, governmental rule or regulation currently in effect, (iii) violate any judgment, decree, writ, injunction, award, determination or order currently in effect that names or is specifically directed at Purchaser or its property, and
(iv) require the consent, approval, order or authorization of, or any filing with or notice to, any court or other governmental authority.

8.2.2.5 The joinder of no person or entity other than Purchaser is necessary to consummate the transactions to be performed by Purchaser and Purchaser has all necessary right and authority to perform such acts as are required and contemplated by this Purchase Contract. 8.2.3 Other than the Broker, Purchaser has not dealt with any broker, finder or any other person, in connection with the purchase of or the negotiation of the purchase of the Property that might give rise to any claim for commission against Seller or lien or claim against the Property.

                                   ARTICLE 9
                         CONDITIONS PRECEDENT TO CLOSING

9.1 Purchaser's obligation to close under this Purchase Contract, shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

9.1.1 All of the documents required to be delivered by Seller to Purchaser at the Closing pursuant to the terms and conditions hereof shall have been delivered and shall be in form and substance reasonably satisfactory to Purchaser;

9.1.2 Each of the representations, warranties and covenants of Seller contained herein shall be true in all material respects as of the Closing Date (and Purchaser shall be permitted to perform an inspection of the Property immediately prior to the Closing Date to verify same);

9.1.3 Seller shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Seller hereunder;

9.1.4 Neither Seller nor Seller's general partner shall be a debtor in any bankruptcy proceeding or shall have been in the last 6 months a debtor in any bankruptcy proceeding;

9.1.5 A taking of all or any part of the Property must not have been commenced or threatened in writing;

9.1.6 The actual occupancy level of the Property shall not have decreased by more than fifteen percent (15%) from the actual occupancy level on the Effective Date;

9.1.7 Seller shall have terminated any Property Contracts which are not being assumed by Purchaser as of the Closing Date (and which are capable of being terminated by Seller without penalty or cost to Seller).

9.1.8 Notwithstanding anything to the contrary, there are no other conditions on Purchaser's obligation to Close except as expressly set forth above. If any of the above conditions is not satisfied, then notwithstanding anything to the contrary contained in this Purchase Contract, Purchaser may, at its option (a) waive such condition and proceed to Closing and accept title to the Property with an agreed upon offset or deduction from the Purchase Price (assuming Seller and Purchaser can agree upon such offset or deduction amount, and neither party has any obligation to come to an agreement), (b) waive such condition and proceed to Closing and accept title to the Property without any offset or deduction from the Purchase Price, or (iii) notify Seller of Purchaser's election to terminate this Purchase Contract and receive a return of the Deposit from the Escrow Agent.

9.2 Without limiting any of the rights of Seller elsewhere provided for in this Purchase Contract, Seller's obligation to close with respect to conveyance of the Property under this Purchase Contract shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

9.2.1 Purchaser's representations and warranties set forth in this Purchase Contract shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date and as of the Effective Date as though such representations and warranties were made at and as of such date and time.

9.2.2 Purchaser shall have fully performed and complied with all covenants, conditions, and other obligations in this Purchase Contract to be performed or complied with by it at or prior to Closing including, without limitation, payment in full of the Purchase Price.

9.2.3  There shall not be
pending or, to the knowledge of either Purchaser or Seller, any litigation or threatened litigation which, if determined adversely, would restrain the consummation of any of the transactions contemplated by this Purchase Contract or declare illegal, invalid or nonbinding any of the covenants or obligations of the Purchaser.

9.2.4 If  applicable,  Purchaser  shall have produced  evidence
reasonably    satisfactory   to   Seller   of   Purchaser's    compliance   with
Hart-Scott-Rodino Act requirements or of the non-applicability thereof to the transactions contemplated by this Purchase Contract.

9.2.5 Seller shall have
obtained the approval and consent of its constituent partners to consummate the sale of the Property. If said approvals are not obtained on or before the ninetieth (90th) calendar day after the Effective Date, this Agreement shall automatically terminate, in which case (i) Escrow Agent shall return the Deposit to Purchaser, (ii) Seller shall reimburse Purchaser for Purchaser's actual out-of-pocket expenses incurred in connection with Purchaser's due diligence investigations of the Property provided that such reimbursement shall not exceed $20,000.00, (iii) Escrow Agent shall forthwith deliver the Quitclaim Deed of all of Purchaser's right and interest in the Property to Seller, (iv) the parties shall share equally the cancellation charges of Escrow Agent and the Title Insurer, if any, and (v) neither party shall thereafter have any rights or obligations to the other hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement.

                                   ARTICLE 10
                                    BROKERAGE

10.1 Purchaser represents and warrants to Seller that it has dealt only with David L. Williams Management Consultants, LLC ("Broker") in connection with this Purchase Contract. Seller and Purchaser each represents and warrants to the other that other than Broker, it has not dealt with or utilized the services of any other real estate broker, sales person or finder in connection with this Purchase Contract, and each party agrees to indemnify the other party from and against all claims for brokerage commissions and finder's fees arising from or attributable to the acts or omissions of the indemnifying party.

10.2 Purchaser agrees to pay Broker any brokerage commission according to the terms of a separate agreement due Broker in connection with this transaction. Broker shall not be deemed a party or third party beneficiary of this Purchase Contract.

10.3 Broker assumes no responsibility for the condition of the Property or representation for the performance of this Purchase Contract by the Seller or Purchaser.

                                   ARTICLE 11
                                   POSSESSION

11.1 Possession of the Property subject to the Permitted Exceptions shall be delivered to Purchaser at the Closing, subject to Purchaser's right of entry for inspection as set forth in ARTICLE 5.

                                   ARTICLE 12
                              DEFAULTS AND REMEDIES

12.1 In the event Purchaser defaults under the terms of this Purchase Contract and consummation of the Closing does not occur by reason of such default by Purchaser, Seller and Purchaser agree that it would be impractical and extremely difficult to estimate the damages which Seller may suffer. Therefore, Seller and Purchaser hereby agree that, except for the Purchaser's obligations to Seller under Section 5.3, the reasonable estimate of the total net detriment that Seller would suffer in the event that Purchaser terminates this Purchase Contract or defaults hereunder on or prior to the Closing Date is and shall be, as Seller's sole remedy (whether at law or in equity), the right to receive from the Escrow Agent and retain the full amount of the Deposit. The payment and performance of the above as liquidated damages is not intended as a forfeiture or penalty within the meaning of applicable law and is intended to settle all issues and questions about the amount of damages suffered by Seller in the applicable event, except only for damages under Section 5.3 above, irrespective of the time when the inquiry about such damages may take place. Upon any such failure by Purchaser hereunder, this Purchase Contract shall be terminated, and neither party shall have any further rights or obligations hereunder, each to the other, except for the Purchaser's obligations to Seller under Section 5.3 above, and the right of Seller to collect such liquidated damages to the extent not theretofore paid by Purchaser.

12.2 Provided that Purchaser has not terminated this Purchase Contract and is not otherwise in default hereunder, if the Closing does not occur as a result of Seller's default hereunder, Purchaser's sole remedy shall be to elect to either
(a) terminate this Purchase Contract and receive reimbursement of the Deposit or
(b) enforce specific performance of this Purchase Contract. In the event Purchaser is unable to enforce the remedy of specific performance after using commercially reasonable efforts to seek to enforce such remedy, then in lieu of obtaining specific performance, Purchaser shall have the right to bring suit for damages against Seller in an amount not to exceed $250,000.00 in addition to receiving reimbursement of the Deposit.

                                   ARTICLE 13
                            RISK OF LOSS OR CASUALTY

13.1 In the event that the Property is damaged or destroyed by fire or other casualty prior to Closing, and the cost of repair is more than $750,000.00, then Seller will have no obligation to repair such damage or destruction and, at Purchaser's option, Purchaser shall have the right to terminate this Purchase Contract by giving written Notice to Seller and Escrow Agent within fifteen (15) days after Purchaser's receipt of notice from Seller that such casualty has occurred. In the event Purchaser elects not to terminate this Agreement, this transaction shall be closed in accordance with the terms of this Agreement, notwithstanding any such damage or destruction and Purchaser shall receive at Closing all insurance proceeds (or an assignment of such claim, as applicable) pertaining thereto (plus a credit against the Purchase Price in the amount of
(i) any deductible payable by Seller in connection therewith and (ii) any costs of repair or replacement which are not covered by insurance). Seller agrees not to settle any such insurance claims referenced in either Section 13.1 or 13.2 without Purchaser's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

13.2 In the event that the Property is damaged or destroyed by fire or other casualty prior to the Closing, and the cost of repair is less than $750,000.00, this transaction shall be closed in accordance with the terms of this Agreement, notwithstanding the damage or destruction; provided, however, Seller shall if requested by Purchaser make such repairs if they can be reasonably effected before the Closing. If Seller is unable to effect such repairs or if Purchaser does not elect to have Seller make such repairs, then Purchaser shall receive at Closing all insurance proceeds (or an assignment of such claim, as applicable) pertaining thereto (plus a credit against the Purchase Price in the amount of (i) any deductible payable by Seller in connection therewith and (ii) any costs of repair or replacement which are not covered by insurance).

                                   ARTICLE 14
                                  RATIFICATION

14.1 This Purchase Contract shall be null and void unless fully executed by Purchaser and Seller on or before June 9, 2003.

                                   ARTICLE 15
                                 EMINENT DOMAIN

15.1 In the event that at the time of Closing all or any part of the Property is (or has previously been) acquired, or is about to be acquired, by authority of any governmental agency in purchase in lieu thereof (or in the event that at such time there is any notice of any such acquisition or intent to acquire by any such governmental agency), Purchaser shall have the right, at Purchaser's option, to terminate this Purchase Contract by giving written Notice within Fifteen (15) days of Purchaser's receipt from Seller of the occurrence of such event and recover the Deposit hereunder, or to settle in accordance with the terms of this Purchase Contract for the full Purchase Price and receive the full benefit or any condemnation award. Seller agrees not to settle any such condemnation claim without Purchaser's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. It is expressly agreed between the parties hereto that this paragraph shall in no way apply to customary dedications for public purposes which may be necessary for the development of the Property.

                                   ARTICLE 16
                                  MISCELLANEOUS

16.1  Exhibits And Schedules

        All Exhibits and Schedules, whether or not annexed hereto, are a part of this Purchase Contract for all purposes.

16.2  Assignability

            Subject to Section 16.18, this Purchase Contract is not assignable without first obtaining the prior written approval of the non-assigning party, except that Purchaser may assign all or an undivided interest in this Purchase Contract to one or more entities so long as (i) Purchaser or its affiliate remains a part of the purchasing entity(ies), or Purchaser or its affiliate has entered into a management agreement with assignee, (ii) Purchaser is not released from its liability hereunder, and (iii) Seller receives timely written notification of such assignment.

16.3  Binding Effect

            This Purchase Contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective successors, heirs and permitted assigns.

16.4  Captions

            The captions, headings, and arrangements used in this Purchase Contract are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

16.5  Number And Gender Of Words

            Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

16.6  Notices

            All Notices, demands, requests and other communications required pursuant to the provisions of this Purchase Contract ("Notice") shall be in writing and shall be deemed to have been properly given or served for all purposes (i) if sent by Federal Express or a nationally recognized overnight carrier for next business day delivery, on the first business day following deposit of such Notice with such carrier, or (ii) if personally delivered, on the actual date of delivery or (iii) if sent by certified mail, return receipt requested postage prepaid, on the Fifth (5th) business day following the date of mailing, or (iv) if sent by telecopier, then on the actual date of delivery (as evidenced by a telecopier confirmation) provided that a copy of the telecopy and confirmation is also sent by U.S. mail, addressed as follows:

            If to Seller:                     If to Purchaser:


            c/o AIMCO                         FF REALTY LLC
            4582 South Ulster Street          5510 Morehouse Drive, Suite 200
            Parkway, Suite 1100               San Diego, California 92121
            Denver, Colorado 80237            Attn:  Mr. Stanley P. Herskovitz
            Attn:  Mr. Patrick Slavin         Telephone No. (858) 457-2123
            Telephone No. (303) 691-4340      Facsimile No. (858) 625-8606
            Facsimile No. (303) 300-3282

                  And                               With a copy to

            c/o AIMCO                         Swidler Berlin Shereff Friedman
            4582 South Ulster Street          LLP
            Parkway, Suite 1100               3000 "K" Street, N.W., Suite 300
            Denver, Colorado 80237            Washington, D.C.  20007
            Attn: Mr. Harry Alcock            Attn:  Jeffrey Scharff, Esq.
            Telephone No. (303) 691-4344      Telephone No. (202) 424-7622
            Facsimile No. (303) 300-3282      Facsimile No. (202) 295-8478

                  And with a copy to

            Chad Asarch, Esq.
            Vice President and Assistant
            General Counsel
            AIMCO
            4582 South Ulster Street
            Parkway, Suite 1100
            Denver, Colorado 80237
            Telephone No. (303) 691-4303
            Facsimile No. (303) 300-3260


                  And with a copy to

            Argent Real Estate
            1401 Brickell Avenue, Suite 520
            Miami, Florida  33131
            Attention:  Mr. David Marquette
            Telephone:  (305) 371-9299
            Facsimile:  (305) 6756-2998

                  And with a copy to

            Loeb & Loeb, LLP
            1000 Wilshire Boulevard, Suite
            1800
            Los Angeles, California  90017
            Attn: Andrew S. Clare, Esq. and
                  Karen N. Higgins, Esq.
            Facsimile No. (213) 688-3460

      Any of the parties may designate a change of address by Notice in writing to the other parties. Whenever in this Purchase Contract the giving of Notice by mail or otherwise is required, the giving of such Notice may be waived in writing by the person or persons entitled to receive such Notice.

16.7  Governing Law And Venue

            The laws of the State of Florida shall govern the validity, construction, enforcement, and interpretation of this Purchase Contract, unless otherwise specified herein except for the conflict of laws provisions thereof. All claims, disputes and other matters in question arising out of or relating to this Purchase Contract, or the breach thereof, shall be decided by proceedings instituted and litigated in the United States District Court for the district in which the Property is situated, and the parties hereto expressly consent to the venue and jurisdiction of such court.

16.8  Entirety And Amendments

            This Purchase Contract embodies the entire Purchase Contract between the parties and supersedes all prior Purchase Contracts and understandings, if any, relating to the Property, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

16.9 Severability

            If any provision of this Purchase Contract is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable. The Purchase Contract shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Purchase Contract; and the remaining provisions of this Purchase Contract shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Purchase Contract. In lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Purchase Contract a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible to make such provision legal, valid, and enforceable.

16.10 Multiple Counterparts

     This   Purchase   Contract  may  be  executed  in  a  number  of  identical
counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one Purchase Contract. In making proof of this Purchase Contract, it shall not be necessary to produce or account for more than one such counterparts.

16.11 Further Acts

            In addition to the acts and deeds recited herein and contemplated and performed, executed and/or delivered by Seller and Purchaser, Seller and Purchaser agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered any and all such further acts, deeds, and assurances as may be necessary to consummate the transactions contemplated hereby.

16.12 Construction

            No provision of this Purchase Contract shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Purchase Contract; both parties, being represented by counsel, having fully participated in the negotiation of this instrument.

16.13 Confidentiality

            Purchaser shall not disclose the terms and conditions contained in this Purchase Contract, shall keep the same confidential, provided that Purchaser may disclose the terms and conditions of this Purchase Contract (i) as required by law, (ii) to consummate the terms of this Purchase Contract, or any financing relating thereto, or (iii) to Purchaser's or Seller's lenders, attorneys, partners and potential partners and accountants. Any information provided by Seller to Purchaser is also confidential and Purchaser shall be prohibited from making such information public to any other person or entity other than its agents and legal representatives, any other than as set forth in this Section 16.13 above, without Seller's prior written authorization, which may be granted or denied in Seller's sole discretion. Notwithstanding the foregoing, Purchaser (and each employee, representative, or other agent of Purchaser) may disclose to any and all persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transaction, provided, however, that neither Purchaser nor any employee, representative, or other agent of Purchaser shall disclose except as permitted above any other information that is not relevant to understanding the tax treatment and tax structure of the transaction (including the identity of any party and any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could result in a violation of any federal or state securities law.

16.14 Time Of The Essence

     It is expressly agreed by the parties hereto that time is of the essence with respect to this Purchase Contract.

16.15 Cumulative Remedies And Waiver

            No remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies herein conferred or referred, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Purchase Contract. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. No waiver, amendment, release, or modification of this Purchase Contract shall be established by conduct, custom, or course of dealing.

16.16 Litigation Expenses

            In the event either party hereto commences litigation against the other to enforce its rights hereunder, the prevailing party in such litigation shall be entitled to recover from the other party its reasonable attorneys' fees and expenses incidental to such litigation.

16.17 Time Periods

            Should the last day of a time period fall on a weekend or legal holiday, the next Business Day thereafter shall be considered the end of the time period.

16.18 Exchange

            Seller and Purchaser acknowledge and agree that the purchase and sale of the Property may be part of a tax-free exchange under Section 1031 of the Code for either Purchaser or Seller. Each party hereby agrees to take all reasonable steps on or before the Closing Date to facilitate such exchange if requested by the other party, provided that (a) no party making such accommodation shall be required to acquire any substitute property, (b) such exchange shall not affect the representations, warranties, liabilities and obligations of the parties to each other under this Purchase Contract, (c) no party making such accommodation shall incur any additional cost, expense or liability in connection with such exchange, and (d) no dates in this Purchase Contract will be extended as a result thereof.

16.19 No Personal Liability of Officers, Trustees or directors of Seller's Partners

            Purchaser acknowledges that this Agreement is entered into by Seller which is a California limited partnership, and Purchaser agrees that no individual officer, trustee, director or representative of the partners of Seller shall have any personal liability under this Agreement or any document executed in connection with the transactions contemplated by this Agreement.

16.20 No Exclusive Negotiations

            Seller shall have the right, at all times prior to the expiration of the Feasibility Period, to solicit backup offers and enter into discussions, negotiations, or any other communications concerning or related to the sale of the Property with any third-party; provided, however, that such communications are subject to the terms of this Agreement, and that Seller shall not enter into any contract or binding agreement with a third-party for the sale of the Property unless such agreement is contingent on the termination of this Agreement without the Property having been conveyed to Purchaser.

16.21 Radon Gas

     Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department. [Note: This paragraph is provided for informational purposes
pursuant  to  Section   4.4.056(6),   Florida  Statutes  (2002).]

16.22 Energy Efficiency

     Purchaser may have the building's energy efficiency rating determined. Seller has, simultaneously with the execution hereof, delivered to Purchaser a copy of the Florida Building Energy Efficiency Rating System pamphlet prepared by the State of Florida Department of Community Affairs. [Note: This paragraph is provided for informational purposes pursuant to Section 553.996, Florida Statutes (2002).]

16.23 Consent Agreement

            Testing (the "Testing") has been performed at the Property with respect to lead-based paint. Law Engineering and Environmental Services, Inc. performed the Testing and reported its findings in the Report of Findings dated May 14, 2001 (the "Report"). The Report certifies the Property as lead-based paint free. By execution hereof, Purchaser acknowledges receipt of a copy of the Report, the Lead-Based Paint Disclosure Statement attached hereto as Exhibit 16.23, and acknowledges receipt of that certain Consent Agreement (the "Consent Agreement") by and among the United States Environmental Protection Agency (executed December 19, 2001), the United States Department of Housing and Urban Development (executed January 2, 2002), and Apartment Investment and Management Company ("AIMCO") (executed December 18, 2001). Because the Property has been certified lead-based paint free, Seller is not required under the Consent Agreement to remediate or abate any lead-based paint condition at the Property prior to Closing. Purchaser acknowledges and agrees that (1) after Closing, Purchaser (solely as it relates to the Property), and the Property shall be subject to the Consent Agreement and the provisions contained herein related thereto and (2) that Purchaser shall not be deemed to be a third party beneficiary to the Consent Agreement. The provisions of this Section 16.23 shall survive the termination of this Purchase Contract, and if not so terminated, the Closing and delivery of the Special Warranty Deed to Purchaser.



             [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]


      NOW WHEREFORE, the parties hereto have executed this Purchase Contract as of the date first set forth above.


                                     Seller:

                                  CONSOLIDATED CAPITAL GROWTH FUND, a California limited partnership

                                    By:   ConCap Equities, Inc.,
                                          a Delaware corporation,
                                          its general partner


                                          By:/s/Patrick F. Slavin
                                          Name:  Patrick F. Slavin
                                          Its:  Senior Vice President


                                   Purchaser:

                                    FF REALTY LLC
                                    a Delaware limited liability company

                                    By:   FF Properties, Inc., a Delaware
                                          corporation, Its Manager


                                          By:/s/Patrick J. Gavin
                                               Its:  Vice President

                                                                   Exhibit 10.39

          REINSTATEMENT AND AMENDMENT OF PURCHASE AND SALE CONTRACT

                            (Doral Springs, Florida)


      THIS REINSTATEMENT AND AMENDMENT OF PURCHASE AND SALE CONTRACT ("Amendment") is entered into as of the 11th day of July, 2003 (the "Effective Date") by and between CONSOLIDATED CAPITAL GROWTH FUND, a California limited partnership, having a principal address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 ("Seller") and FF REALTY LLC, a Delaware limited liability company, having a principal address at 5510 Morehouse Drive, Suite 200, San Diego, California 92121 ( the "Purchaser"), and acknowledged by STEWART TITLE GUARANTY COMPANY ("Escrow Agent").

                                    RECITALS

A. Seller and Purchaser entered into a Purchase and Sale Contract dated as of June 6, 2003 (the "Contract"), pursuant to which Seller agreed to sell to Purchaser, and Purchaser agreed to buy from Seller the Property (as defined in the Contract).

B. The Contract terminated by its terms on July 7, 2003. Seller and Purchaser have agreed to reinstate and modify the terms of the Contract as set forth in this Amendment.

C. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Contract.

            NOW  THEREFORE,   for  valuable   consideration,   the  receipt  and
sufficiency of which are hereby acknowledged, and intending to be legally bound, Seller and Purchaser agree as follows:

                                   AGREEMENTS

1. Reinstatement. The Contract is hereby reinstated and is in full force and effect as if it had never been terminated.

2. Reduction of Purchase Price. For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby agrees to reduce the Purchase Price by the sum of $100,000.00 from $22,900,000.00 to $22,800,000.00.

3. Closing Date. Section 7.1.1 of the Contract is hereby deleted in its entirety and the following is hereby inserted in its place:

            "The Closing shall occur on August 28, 2003 through an escrow with Escrow Agent, whereby the Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means."

4. Brokerage Fee. The first sentence of Section 10.2. of the Contract is hereby deleted in its entirety and the following is hereby inserted, it being the intent of the parties hereto that Seller shall pay Purchaser's Broker fee:

            "Seller agrees to pay Broker any brokerage commission due to Broker in connection with this transaction; provided, however, in no event shall Seller be obligated to pay Broker more than Three Hundred Thousand and No/100 Dollars ($300,000.00)."

5. Waiver of Feasibility Period  Contingencies.  Except as otherwise provided in
Section 6 below of this Amendment, Purchaser hereby agrees and acknowledges that all contingencies relating to the Feasibility Period have been satisfied or waived by Purchaser as of the Effective Date of this Amendment. Additionally, Purchaser hereby acknowledges and agrees that all contingencies relating to Purchaser's review of the Title Commitment and Survey, as more particularly set forth in Section 6.1, Section 6.2, Section 6.3 and Section 6.7 of the Contract, have been waived by Purchaser as of the Effective Date of this Amendment.

6. Limited Environmental Contingency. Purchaser shall have until 5:00 p.m. Eastern time on July 28, 2003 (the "Extended Feasibility Date") to obtain and review a limited phase II environmental study of the Property having the scope of work set forth in the letter proposal from ATC Associates, Inc. to Purchaser dated July 7, 2003 which was delivered to Seller. In the event such phase II study discloses any materials above applicable action levels, Purchaser shall have the right to waive such condition or terminate the Contract on or before 5:00 p.m. Eastern time on the Extended Feasibility Date by delivery of written notice to Seller whereupon the Contract shall be deemed terminated in accordance with Section 5.2 thereof, provided, further, that such termination in accordance with this Section 6 shall be deemed a Refundable Event. Purchaser agrees to execute an Access and License Agreement in form and substance satisfactory to Seller in connection with such limited phase II environmental study.

7. Elevator and Fire System Violation Repairs. Seller and Purchaser acknowledge that certain notices of violation have been issued with respect to the elevators and fire alarm systems on the Property as evidenced by the following inspection reports (collectively, the "Violation Reports"): (a) Fire Inspection violation reports on 4920 N.W. 79th Avenue office, clubhouse, 4800 N.W. 79th Avenue #1, 4804 N.W. 79th Avenue #2, 4810 N.W. 79th Avenue #3, 4900 N.W. 79th Avenue #4,
4920 N.W.  79th Avenue #6, 4910 N.W.  79th Avenue #5, 5020 N.W.  79th Avenue #7,
5112 N.W.  79th Avenue #8, 5122 N.W.  79th Avenue #9, 5102 N.W. 79th Avenue #10,
5000 N.W.  79th Avenue #11, 5221 N.W. 79th Avenue #12, 5231 Geneva Way #13, 5241
Geneva Way #14, and 5201 Geneva Way #15, and (b) Elevator Inspection Reports for an inspection performed on May 27, 2003 on elevator serial numbers 65448, 65444, 65446, 65900, 65451, 65445, 65449, 65447, 65450, 65898 and 65899. Copies of the
Violation Reports have been delivered to Buyer. Seller agrees that on or before the Closing, Seller shall at its sole and cost and expense remedy to the satisfaction of applicable governmental authorities each of the violations described in the Violation Reports, together with any other violations on the elevators and fire alarm systems issued by any applicable governmental agency prior to the Closing Date.

8. Additional Deposit. Concurrently with or prior to the execution and delivery of this Amendment, Purchaser shall have delivered to Escrow Agent the Additional Deposit.

9. Effectiveness of Contract. Except as modified by this Amendment, all the terms of the Contract shall remain unchanged and in full force and effect.

10. Counterparts. This Amendment may be executed in counterparts, and all counterparts together shall be construed as one document.

11. Telecopied Signatures. A counterpart of this Amendment signed by one party to this Amendment and telecopied to the other party to this Amendment or its counsel (i) shall have the same effect as an original signed counterpart of this Amendment, and (ii) shall be conclusive proof, admissible in judicial proceedings, of such party's execution of this Amendment.

      IN WITNESS WHEREOF, Seller and Purchaser have entered into this Amendment of Purchase and Sale Contract as of the date first above stated.


                              Seller:

                              CONSOLIDATED CAPITAL GROWTH FUND, a California limited partnership

                              By:   ConCap Equities, Inc.,
                                    a Delaware corporation,
                                    its general partner


                                    By:/s/Patrick F. Slavin
                                    Name:  Patrick F. Slavin
                                    Its:  Senior Vice President

                              Purchaser:

                              FF REALTY LLC
                              a Delaware limited liability company

                              By:   FF Properties, Inc., a Delaware
                                    corporation, Its Manager

                                    By: /s/Patrick J. Gavin
                                    Its:  Vice President


                              Acknowledged by Escrow Agent:

                              STEWART TITLE GUARANTY COMPANY


                               By:/s/Wendy Howell
                               Name: Wendy Howell
                              Title:  National Commercial Closing Specialist

                                                                   Exhibit 10.40

                SECOND AMENDMENT OF PURCHASE AND SALE CONTRACT

                            (Doral Springs, Florida)


      THIS SECOND AMENDMENT OF PURCHASE AND SALE CONTRACT ("Amendment") is entered into as of the 15th day of August, 2003 (the "Effective Date") by and between CONSOLIDATED CAPITAL GROWTH FUND, a California limited partnership, having a principal address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 ("Seller") and FF REALTY LLC, a Delaware limited liability company, having a principal address at 5510 Morehouse Drive, Suite 200, San Diego, California 92121 ( the "Purchaser"), and acknowledged by STEWART TITLE GUARANTY COMPANY ("Escrow Agent").

                                    RECITALS

A. Seller and Purchaser entered into a Purchase and Sale Contract dated as of June 6, 2003 (the "Contract"), pursuant to which Seller agreed to sell to Purchaser, and Purchaser agreed to buy from Seller the Property (as defined in the Contract). The Contract terminated by its terms on July 7, 2003, and was reinstated and modified by that certain Reinstatement and Amendment of Purchase and Sale Contract dated as of July 11, 2003 (together with the Contract, the "Amended Contract").

B. Seller and Purchaser have agreed to modify the terms of the Amended Contract as set forth in this Amendment.

C. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Amended Contract.

            NOW  THEREFORE,   for  valuable   consideration,   the  receipt  and
sufficiency of which are hereby acknowledged, and intending to be legally bound, Seller and Purchaser agree as follows:

                                   AGREEMENTS

1 Closing Date. Section 7.1.1 of the Amended Contract is hereby deleted in its entirety and the following is hereby inserted in its place:

            "The Closing shall occur on September 4, 2003 through an escrow with Escrow Agent, whereby the Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means."

2 Loan Assignment and Release.

      2.1 On or about November 1, 1996, Lehman Brothers Holdings, Inc. ("Lehman") made a loan (the "Loan") to Seller in the original principal amount of $6,000,000.00, evidenced by that certain Multifamily Note dated November 1, 1996 ("Note"), and secured by a Multifamily Mortgage, Assignment of Rents and Security Agreement made by Seller in favor of Lehman of even date therewith ("Mortgage"). Lehman subsequently assigned its interest in the Mortgage and Note to Freddie Mac ("Freddie Mac"). On or about June 27, 2001, Freddie Mac assigned its interest in the Mortgage and Note to GMAC Commercial Mortgage Corporation ("GMAC"). Immediately thereafter, GMAC and Seller entered into an Extension and Modification Agreement whereby the Seller and GMAC agreed to (i) restate the terms of the existing Note in a new note (the "Modified Note"), the maximum principal amount of which is $10,790,000; and (ii) restate the terms of the existing Mortgage in a new mortgage (the "Modified Mortgage"). Subsequent thereto, GMAC assigned its interest in the Modified Note and Modified Mortgage to Freddie Mac. GMAC is the servicer of the Modified Note and is hereinafter referred to as "Lender." The Modified Note, the Modified Mortgage and any other documents executed by Seller in connection with the Loan are collectively referred to herein as the "Loan Documents."

      Notwithstanding anything to the contrary in the Amended Contract, Purchaser shall have the right to cause Lender to assign the Loan to a new lender, at no cost or expense to Seller other than the Lender Fees and provided that Seller, the current principals of Seller and all guarantors and other obligors, if any, under the Loan Documents (and any related guarantees, indemnities, or letters of credit) shall be released from all obligations under the Loan Documents, including without limitation, any obligation to make payments of principal and interest under the Modified Note to the same extent all such obligations would be released and discharged if the Loan was prepaid and satisfied at Closing (such assignment and release, the "Loan Assignment and Release"). Seller shall reasonably cooperate with Purchaser in connection therewith in a manner consistent with the terms hereof. In no event shall the exercise of such right by Purchaser result in any extension of the Closing Date without Seller's consent.

      Seller shall be responsible for all principal required to be paid under the terms of the Modified Note prior to Closing, together with all interest accrued under the Modified Note prior to Closing. If the Loan Assignment and Release occurs, Purchaser shall be responsible for the payment of all principal required to be paid from and after Closing, together with all interest accruing under the Modified Note from and after Closing and Seller shall have no liability for any Lender Fees or any other fees, penalties, interest and other amounts first due and owing from and after Closing under the Loan Documents. Any existing reserves, impounds and other accounts maintained in connection with the Loan and required to be replaced by Purchaser shall be released in immediately available funds to Seller at the Closing and replaced by Purchaser at the Closing.

      Purchaser assumes full responsibility to expeditiously and diligently initiate and pursue all steps necessary to obtain the Loan Assignment and Release, provided, however, that in the event Purchaser elects not to pursue the Loan Assignment and Release or is unable to effectuate the same for any reason, the Loan shall be prepaid and discharged of record by Seller at Closing. Notwithstanding anything to the contrary contained herein, the Loan Assignment and Release shall not be a condition precedent to Purchaser's obligation to close under the Amended Contract.

      2.2 Section 1.1.10 of the Amended Contract is amended so that the following is added as the last sentence to the definition of "Lender Fees":

            "Lender Fees shall not include any additional fees charged by Lender or its counsel in connection with the proposed assignment of the Loan (as hereinafter defined) which would not otherwise be payable in connection with a prepayment and discharge of said Loan."

      2.3 Section 7.2.2.1 of the Amended Contract is hereby deleted in its entirety and the following is hereby inserted in its place:

            "The full Purchase Price (less the Lender Fees, if any), as required by ARTICLE 3 hereof plus or minus the adjustments or prorations required by this Purchase Contract. If the Loan Assignment and Release does occur, Purchaser shall get a credit at the Closing equal to the amount of the outstanding principal balance of the Modified Note. If at Closing there are any liens or encumbrances on the Property that Seller is obligated or elects to pay and discharge, Seller may use any portion of the Purchase Price for the Property to satisfy the same, provided that Seller shall have delivered to Title Company, on such Closing instruments in recordable form sufficient to satisfy such liens and encumbrances of record (or, as to any mortgages or deeds of trust not being assumed hereunder, appropriate payoff letters, acceptable to the Title Insurer), together with the cost of recording or filing such instruments. The existence of any such liens or encumbrances shall not be deemed objections to title if Seller shall comply with the foregoing requirements."

      2.4   A new Section 7.2.2.6 is added to the Amended Contract as follows:

            "If the Loan Assignment and Release does occur, all documents, instruments, guaranties, and other items or funds required by Lender to cause the Loan Assignment and Release, including the costs and expenses of the Loan Assignment and Release (but not including any Lender Fees which are due irrespective of the Loan Assignment and Release)."

3 Effectiveness of Contract. Except as modified by this Amendment, all the terms of the Amended Contract shall remain unchanged and in full force and effect.

4 Counterparts. This Amendment may be executed in counterparts, and all counterparts together shall be construed as one document.

5 Telecopied Signatures. A counterpart of this Amendment signed by one party to this Amendment and telecopied to the other party to this Amendment or its counsel (i) shall have the same effect as an original signed counterpart of this Amendment, and (ii) shall be conclusive proof, admissible in judicial proceedings, of such party's execution of this Amendment.

      IN WITNESS WHEREOF, Seller and Purchaser have entered into this Second Amendment of Purchase and Sale Contract as of the date first above stated.


                              Seller:

                              CONSOLIDATED CAPITAL GROWTH FUND, a California limited partnership

                              By:   ConCap Equities, Inc.,
                                    a Delaware corporation,
                                    its general partner


                                    By:   /s/Patrick F. Slavin
                                    Name: Patrick F. Slavin
                                    Its:  Senior Vice President

                              Purchaser:

                                  FF REALTY LLC
                              a Delaware limited liability company

                              By:   FF Properties, Inc., a Delaware
                                    corporation, Its Manager

                                    By:/s/Patrick J. Gavin
                                    Its:  Vice President


                              Acknowledged by Escrow Agent:

                              STEWART TITLE GUARANTY COMPANY


                               By:/s/Wendy Howell
                               Name: Wendy Howell
                              Title:  National Commercial Closing Specialist

                                                                   Exhibit 10.41

                                ESCROW AGREEMENT

      THIS ESCROW AGREEMENT ("Escrow Agreement") made this 6th day of June, 2003 by and among CONSOLIDATED CAPITAL GROWTH FUND, a California limited partnership ("Seller"), and FF REALTY LLC, a Delaware limited liability company ("Purchaser"); and STEWART TITLE GUARANTY COMPANY ("Escrow Agent");

                                   WITNESSETH:

      Whereas Purchaser and Seller are parties to a certain Purchase and Sale Contract (the "Purchase Contract") made and dated as of the 6th day of June, 2003;

      Whereas, the Purchase Contract requires that Purchaser provide a deposit in the amount of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) in cash (the "Initial Deposit"), to be held pursuant to an escrow agreement approved by Purchaser and Seller of which $100,000 shall be non-refundable unless a Refundable Event (as defined in the Purchase Contract) occurs; and

      Whereas, the Purchase Contract requires that on or before 5:00 p.m. Eastern time on the date of the expiration of the Feasibility Period, Purchaser shall provide an additional deposit in the amount of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) in cash (the "Additional Deposit"), to be held by Escrow Agent.

      Now, therefore, the parties agree to the following:

1. Establishment of Escrow. Escrow Agent hereby acknowledges receipt of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) in cash (constituting the Initial Deposit), to be deposited, held, invested, and disbursed for the benefit of Seller and Purchaser and their respective successors and assigns, as provided herein and as provided in the Purchase Contract. Escrow Agent also hereby acknowledges receipt of a quitclaim deed executed by Purchaser a copy of which is attached (the "Quitclaim Deed") and agrees to hold and release the Quitclaim Deed in accordance with the terms of this Escrow Agreement.

2. Investment of Escrow Fund. All funds received by Escrow Agent, including the Initial Deposit and the Additional Deposit (collectively, the "Escrow Fund"), shall be held in insured accounts and invested in such short-term, high-grade securities, money market funds or accounts, interest-bearing bank accounts, bank certificates of deposit or bank repurchase agreements as Escrow Agent, in its discretion, deems suitable (provided that Escrow Agent shall invest the Escrow Fund as directed by Purchaser and consented to by Seller (which consent shall not be unreasonably withheld, conditioned or delayed), should Purchaser determine to issue such investment instructions to the Escrow Agent) and all interest and income thereon shall become part of the Escrow Fund and shall be remitted to the party entitled to the Escrow Fund, as set forth below.

3. Application of Escrow Fund. Escrow Agent shall hold the Escrow Fund as provided above and (a) if the sale of the Property is closed by the date fixed therefor (or any extension date provided for by mutual written consent of the parties hereto, given or withheld in their respective sole discretion), Escrow Agent shall return the Quitclaim Deed to Purchaser and deliver the Escrow Fund to Seller in immediately available funds by wire transfer in accordance with the instructions of Seller on the Closing Date as set forth in the Purchase Contract, (b) if the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of satisfaction of a condition precedent to Purchaser's obligations, the Escrow Agent shall return and refund the Escrow Fund to Purchaser and shall forthwith deliver the Quitclaim Deed to Seller, (c) if the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of performance by Seller, Purchaser shall give Notice to the Escrow Agent and Seller and in such Notice shall state whether it elects as its remedy return of the Escrow Fund or specific performance of the Purchase Contract; if Purchaser elects return of the Escrow Fund, Escrow Agent shall return and refund the Escrow Fund to Purchaser and shall forthwith deliver the Quitclaim Deed to Seller, (d) if the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of performance by Purchaser, Escrow Agent shall forthwith deliver to Seller the Quitclaim Deed and the Escrow Fund in immediately available funds by wire transfer in accordance with the instructions of Seller, and (e) if Purchaser shall have canceled the Purchase Contract on or before the expiration of the Feasibility Period (as defined in the Purchase
Contract), the Escrow Agent shall return and refund the Escrow Fund (less the Non-Refundable Amount unless a Refundable Event occurs) to Purchaser and shall forthwith deliver the Quitclaim Deed to Seller.

      If on or prior to the termination of the Escrow Agreement, a party claims to be entitled to payment of the Escrow Fund under the provisions referred to, such party shall give Notice to the Escrow Agent and the other party of the claim in writing, describing in such Notice the nature of the claim, and the provisions of the Purchase Contract on which the claim is based. Unless the other party sends the Escrow Agent a written objection to the claim, with a copy concurrently to the claiming party, within ten (10) days after delivery of the Notice of claim, the claim shall be conclusively presumed to have been approved. In such case, or in the event of mutual written consent of the parties hereto, given or withheld in their respective sole discretion, Escrow Agent shall, within two (2) business days thereafter, pay the claim as demanded. Notwithstanding the foregoing, Escrow Agent shall deliver the Escrow Fund to Seller forthwith upon Closing in accordance with the terms of subpart (a) of the immediately preceding paragraph.

      When all monies held by Escrow Agent have been finally distributed in accordance herewith, this Escrow Agreement shall terminate.

4. Liability. Escrow Agent will be obligated to perform only the duties that are expressly set forth herein. In case of conflicting demands upon Escrow Agent, it may (i) refuse to comply therewith as long as such disagreement continues and make no delivery or other disposition of any funds or property then held (and Escrow Agent shall not be or become liable in any way for such failure or refusal to comply with such conflicting or adverse claims or demands, except for its failure to exercise due care, willful breach and willful misconduct); and
(ii) continue to so refrain and so refuse to act until all differences have been adjusted by agreement and, Escrow Agent has been notified thereof in writing signed jointly by Seller and Purchaser or (iii) to interplead the portion of Escrow Fund in dispute.

5. No Obligation to Take Legal Action. Escrow Agent shall not be under any obligation to take any legal action in connection with this Escrow Agreement or for its enforcement, or to appear in, prosecute, or defend any action or legal proceeding which, in its opinion, would or might involve it in any costs, expense, loss, or liability, unless and as often as required by it, it is furnished with satisfactory security and indemnity against all such costs, expenses, losses, or liabilities.

6. Status of Escrow Agent. Escrow Agent is to be considered and regarded as a depository only, and shall not be responsible or liable (except for its failure to exercise due care, willful breach or willful misconduct) for the sufficiency or correctness as to form, manner of execution, or validity of any instrument deposited pursuant to this Escrow Agreement, nor as to the identity, authority, or rights of any person executing the same. Escrow Agent's duties hereunder shall be limited to the safekeeping of the Quitclaim Deed and the safekeeping and investment of money, instruments, and securities received by it as Escrow Agent and for their disbursement in accordance with the written escrow instructions given it in accordance with this Escrow Agreement.

7. Written Instructions of Parties. Notwithstanding any contrary provision contained herein, Escrow Agent shall, at all times, have full right and authority and the duty and obligation to pay over and disburse the principal and interest of the Escrow Fund AND Quitclaim Deed in accordance with the joint written instructions signed by Seller and Purchaser.

8. Notices. Any required or permitted Notice or other communication under this Escrow Agreement ("Notice") shall be given as follows. All Notices, requests, demands and other communications hereunder shall be deemed to have been duly given if the same shall be in writing and shall be delivered personally or sent by federal express or other recognized national overnight courier service maintaining records of delivery, or sent by registered or certified mail, postage pre-paid, or sent by facsimile transmission (with a copy of the facsimile confirmation and the facsimile transmission also sent by U.S. Mail) and addressed as set forth below:

            If to Seller:                     If to Purchaser:


            c/o AIMCO                         FF REALTY LLC
            4582 South Ulster Street          5510 Morehouse Drive, Suite 200
            Parkway, Suite 1100               San Diego, California 92121
            Denver, Colorado 80237            Attn:  Mr. Stanley P. Herskovitz
            Attn:  Mr. Patrick Slavin         Telephone No. (858) 457-2123
            Telephone No. (303) 691-4340      Facsimile No. (858) 625-8606
            Facsimile No. (303) 300-3282

                  And

            c/o AIMCO
            4582 South Ulster Street
            Parkway, Suite 1100
            Denver, Colorado 80237
            Attn: Mr. Harry Alcock
            Telephone No. (303) 691-4344
            Facsimile No. (303) 300-3282            With a copy to

                                              Swidler Berlin Shereff Friedman
                                              LLP
                                              3000 "K" Street, N.W., Suite 300
                                              Washington, D.C.  20007
                                              Attn:  Jeffrey Scharff, Esq.
                                              Telephone No. (202) 424-7622
                                              Facsimile No. (202) 295-8478

                  With a copy to

            Chad Asarch, Esq.
            Vice President and Assistant
            General Counsel
            AIMCO
            Stanford Place 3
            4582 South Ulster Street
            Parkway, Suite 1100
            Denver, Colorado 80237
            Telephone No. (303) 691-4303
            Facsimile No. (303) 300-3260

                  And with a copy to

            Argent Real Estate
            1401 Brickell Avenue, Suite 520
            Miami, Florida  33131
            Attn:  Mr. David Marquette
            Telephone No. (305) 371-9299
            Facsimile No. (305) 675-2998

                  And with a copy to          If to Escrow Agent:

            Loeb & Loeb, LLP                  Stewart Title Guaranty Company
            1000 Wilshire Boulevard, Suite    1980 Post Oak Boulevard, Suite
            1800                              610
            Los Angeles, California  90017    Houston, Texas  77056
            Attn: Andrew S. Clare, Esq. and   Attn:  Ms. Wendy Howell
                  Karen N. Higgins, Esq.      Telephone No. (800) 729-1906
            Facsimile No. (213) 688-3460      Facsimile No. (713) 552-1703

      Any party may change the address to which Notices are to be addressed by giving the other parties Notice in the manner herein set forth. All such Notices, requests, demands and other communications shall be deemed to have been delivered (i) as of the day of receipt, in the case of personal delivery, or
(ii) as of the day of receipt or attempted delivery date in the case of delivery by air courier, or (iii) as of the date of receipt or first attempted delivery, as evidenced by the return receipt card, in the case of mailing by certified or registered United States mail.

9. Fee. Escrow Agent shall receive a fee of $500.00 for its services hereunder, and be paid or reimbursed for all expenses, disbursements and advances, including reasonable attorneys' fees, incurred or paid in connection with carrying out its duties hereunder, the payment of all amounts to be shared equally by Purchaser and Seller equally, and not out of the Escrow Fund. Non-payment of such fee by Seller or Purchaser shall not entitle Escrow Agent to refuse or fail to act as required by this Escrow Agreement.

10. Titles and Section Headings. Titles of sections and subsections contained in this Escrow Agreement are inserted for convenience of reference only, and neither form a part of this Escrow Agreement or are to be used in its construction or interpretation.

11. Counterparts. This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

12. Non-Waiver. No waiver by either party of any breach of any term or condition of this Escrow Agreement shall operate as a waiver of any other breach of such term or condition or of any other term or condition. No failure to enforce such provision shall operate as a waiver of such provision or of any other provision hereof, or constitute or be deemed a waiver or release of any other party for anything arising out of, connected with, or based upon this Escrow Agreement.

13. Binding Effect. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors, and assigns. The parties recognize and acknowledge that the powers and authority granted Escrow Agent herein are each irrevocable and coupled with an interest. Escrow Agent shall have no liability to Seller or Purchaser for any mistakes in judgment in the performance of any function hereunder, except for failure to exercise due care, willful breach and willful misconduct.

14. Nonlimitation of Liability. Nothing contained herein shall in any way limit the liabilities, obligations and remedies of Seller and Purchaser as set forth in the Purchase Contract.

15. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

16. Time of Essence. Time is of the essence of this Escrow Agreement.

17. Entire  Agreement;  Modification.
This Escrow Agreement supersedes all prior agreements and constitutes the entire agreement with respect to the subject matter hereof. It may not be altered or modified without the written consent of all parties.

      In witness whereof each of the parties hereto has caused this Escrow Agreement to be executed under seal on its behalf by duly authorized persons, all as of the day and year first above written.


                                     Seller:

                                    CONSOLIDATED CAPITAL GROWTH FUND, a
                                    California limited partnership

                                    By: ConCap Equities, Inc.,
                                        a Delaware corporation,
                                        its general partner

                                          By:/s/Patrick F. Slavin
                                          Its:  Senior Vice President


                                   Purchaser:


                                    FF REALTY LLC
                                    a Delaware limited liability company

                                    By:   FF Properties, Inc., a Delaware
                                          corporation, Its Manager

                                          By:/s/Patrick J. Gavin
                                          Its:  Vice President

                                    Escrow Agent:

                                    STEWART TITLE GUARANTY COMPANY

                                       By: /s/Wendy Howell
                                       Name:  Wendy Howell
                                       Title: National Commercial Closing
                                              Specialist

                                                                   Exhibit 10.42

                                                                 (Doral Springs)

                          ASSIGNMENT AND ASSUMPTION OF
                           REAL ESTATE SALES AGREEMENT

     THIS  ASSIGNMENT  AND  ASSUMPTION  OF REAL  ESTATE  SALES  AGREEMENT  (this
"Assignment") is made as of this 22nd day of August, 2003, by and among FF REALTY LLC, a Delaware limited liability company ("Assignor") and FAIRFIELD DORAL SPRINGS LLC, a Delaware limited liability company ("Assignee").

                                    Recitals

A. Assignor, as purchaser, and Consolidated Capital Growth Fund, as Seller, entered into that certain Purchase and Sale Agreement dated as of June 6, 2003 as reinstated and amended pursuant to a Reinstatement and Amendment of Purchase and Sale Contract dated as of July 11, 2003 (as it may have been further amended, the "Contract"; capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Contract) in connection with the acquisition of the Property by Assignor from Seller subject to and in accordance with the terms and conditions set forth therein.

B. In accordance with Section 16.2 of the Contract, Assignor desires to assign to Assignee all of Assignor's right, title, interest and obligations under and in respect of the Contract.

                                    Agreement

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Assignment and Assumption. Assignor hereby assigns to Assignee, and Assignee hereby accepts and assumes from Assignor, all of Assignor's rights and obligations under the Contract, effective as of the date of this Assignment.

2. Covenants. Assignor covenants and agrees that notwithstanding the assignment and assumption contained in this Assignment, Assignor will not be released from its liability under the Contract.

3. Miscellaneous.

a. Successors and Assigns.  This Assignment shall inure to the benefit of and be
binding   upon  the   parties   hereto  and  their   respective   heirs,   legal
representatives, successors and assigns.

b. Governing Law. This Assignment shall be governed by and construed in accordance with the internal laws of the State of Florida (without regard to the choice of law rules thereof).

BALANCE OF PAGE INTENTIONALLY LEFT BLANK


      IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the day and year first above written.

                                    ASSIGNOR:

                                    FF REALTY LLC, a Delaware limited
                                    liability company

                                    By:   FF Properties, Inc., a Delaware
                                          corporation, its Manager

                                          By:/s/Patrick J. Gavin
                                          Name:  Patrick J. Gavin
                                          Title:  Vice President

                                    ASSIGNEE:

                                    FAIRFIELD DORAL SPRINGS LLC, a Delaware
                                    limited liability partnership

                                    By:   FF Strategic Apartment Fund LLC, a
                                          Delaware limited liability company,
                                          its Manager

                                          By:   FF Properties, Inc., a
                                                Delaware corporation, its
                                                Manager

                                                By:/s/Patrick J. Gavin
                                                Name:  Patrick J. Gavin
                                                Title:  Vide President